                                                                    Exhibit 10.2

CONFIDENTIAL MATERIALS OMITTED - ASTERISKS (*) DENOTE OMISSIONS

                       2006 GLOBAL PERFORMANCE BONUS PLAN

I. INTRODUCTION

      THIS 2006 GLOBAL PERFORMANCE BONUS PLAN (THE "PLAN") CONTAINS HIGHLY CONFIDENTIAL INFORMATION ABOUT THE REVENUE AND OPERATIONS OF SAPIENT CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES (INDIVIDUALLY OR COLLECTIVELY, THE "COMPANY" OR "SAPIENT"). THIS PLAN MAY NOT BE SHARED WITH ANYONE OUTSIDE OF SAPIENT, AND EACH PERSON IS REQUIRED TO KEEP THIS PLAN AND ITS CONTENTS CONFIDENTIAL AT ALL TIMES. EXCEPT AS OTHERWISE PERMITTED BY LAW, DISCLOSURE OF THIS PLAN TO ANYONE NOT AN EMPLOYEE OF SAPIENT IS A VIOLATION OF WHICHEVER OF THE FOLLOWING AGREEMENTS HAS BEEN SIGNED BY THE PARTICIPANT: SAPIENT NONDISCLOSURE, NONSOLICITATION AND NONCOMPETE AGREEMENT; AGREEMENT RE: NONDISCLOSURE, NONSOLICITATION AND NONCOMPETITION; EMPLOYMENT AGREEMENT; CONFIDENTIALITY AGREEMENT AND/OR ANY AGREEMENT BETWEEN THE PARTICIPANT AND SAPIENT PERTAINING TO NONDISCLOSURE OF CONFIDENTIAL INFORMATION (COLLECTIVELY, "EMPLOYEE NDA").

II. PHILOSOPHY & PURPOSE

      The purpose of this Plan is to reward qualified, eligible Participants who achieve certain Company, group and individual goals during a period when the Company and/or its Business Units ("BUs") have also achieved certain financial performance goals. This Plan is designed to:

      -     Drive Winning Performance across the Company

      -     Promote a mindset of company success as well as BU/team success

      - Provide a clear connection between people's everyday actions and company success

      -     Promote Alignment with the Company's Strategic Context

      -     Differentiate payout based on individual performance

      - Provide for holistic assessment, taking into account various performance aspects, including client satisfaction, revenue, client margin, recurring revenue, fostering Strategic Context connection, morale, turnover, leadership, etc.

      Receipt of a bonus under this Plan is not guaranteed, but rather depends on Company, group and individual performance. The Company is optimistic that, during periods when the Company and BUs achieve their financial performance goals, Participants will have the opportunity to earn a bonus. However, if achievement of individual, group or Company performance falls short of expectations, Participants may qualify for a limited bonus, or possibly no bonus, as described below and as determined by the Company in its sole discretion. For the avoidance of doubt, nothing in this Plan entitles any Participant to a contractual right to any bonus.

III. EFFECTIVE DATE

      This Plan is effective January 1, 2006, and covers the period from January 1 through December 31, 2006 (the "Plan Period"), and for the purpose of determining eligibility only (as setout in Sections IV and IX below) through the day payouts are made under this Plan, in each case, inclusive, unless modified or terminated earlier as provided for in this Plan. All prior bonus plans have expired of their own terms or have been revoked and withdrawn. This Plan supersedes all prior written or oral bonus plans, promises, agreements, practices, understandings, negotiations and/or incentive arrangements.

IV. ELIGIBILITY

      A person who is eligible to participate in this Plan (a "Participant") must meet the following criteria during the Plan Period and from the end of the Plan Period through the date payouts are made:

      A. He or she must be assigned one of the following titles by Sapient:
      Associate, Senior Associate, Specialist, Senior Specialist, Manager, Senior Manager, Director, Vice President, Client Executive ("CE"), Senior Vice President, Executive Vice President, Executive Officer, and may not be assigned a Relationship Management, Relationship Development or Business Development title. In addition, people participating in any other bonus plan are not eligible to participate in this Plan, except as it applies to people participating in the 2006 Government Services Bonus Plan.

      B. He or she must be employed in a position that is determined by Sapient to be non-overtime-eligible, e.g. non-exempt role;

      C. He or she must be actively employed by Sapient in an eligible title during the entire Plan Period and from the end of the Plan Period through the date any payout is made under this Plan, except for people who are hired and commence employment with Sapient in 2006 (as discussed below) and in certain other circumstances where a pro rata bonus may be paid (as discussed below). A person who is hired and commences employment with Sapient during 2006 is eligible as a Plan Participant for a pro rata portion of any bonus or incentive deemed earned and payable under this Plan by the Company, if he or she is hired and actively working at Sapient on or before December 15, 2006 and he or she otherwise remains actively employed by the Company through the date any payout is made under this Plan. Notwithstanding anything to the contrary, in the event a person who is otherwise eligible under this Plan is on an expatriate assignment or an assignment outside his or her home office country, the Company may vary or change the terms of this Plan in its sole discretion for that individual as it believes circumstances warrant, or the Company may in its sole discretion assign the person to another plan. No contractors are eligible to participate in this Plan, whether or not they have signed contracts with the Company, and regardless of whether any court or administrative governmental body makes any kind of determination as to their status as other than contractor;

      D. He or she was not or is not on a Get Well Plan or a performance improvement plan at any time during the Plan Period, unless an exemption is approved in writing by the People Success Lead;

      E. He or she has complied and is complying with all of his or her obligations under his or her Employee NDA or Employment Agreement, as the case may be;

      F. He or she (i) has not received any loan or advance from Sapient, (ii) has not been paid an excess draw from any prior bonus or incentive plans which remains unpaid as of the day payouts are made under this Plan or
      (iii) does not have any outstanding repayment obligations with respect to an expatriate assignment or tax equalization as of the day payouts are made under this Plan, UNLESS he or she (a) has agreed in writing to regular payroll deductions for repayment of the loan, advance or excess draw, and (b) prior to the payout of any bonus or incentive under this Plan repays Sapient the full amount of the loan, advance or excess draw, or in Sapient's sole discretion agrees in writing to apply the amount of any then-current bonus or incentive payout toward repayment of such loan, advance or excess draw;

      G. For CE Participants, the CE must have filed his or her CE Objectives Statement (as that term is defined below) with the applicable BU Finance Lead and Marketing Lead.

      H. He or she is not an employee entitled to the protections of the (Indian) Payment of Bonus Act, 1965 (as the same may be amended).

V.  PLAN COMPONENTS

      The components of this Plan include: (A) funding of a pool available for bonuses based on Company performance, and (B) distribution to individuals of any bonus pool made available to BUs, India or GSS Teams based on team and personal performance against criteria determined by the Company, BUs, India and/or GSS Teams.

A. FUNDING AND ALLOCATION OF BONUS POOL

1. FUNDING AND ALLOCATION MECHANISMS. Funding and allocation of a bonus pool to BUs, and GSS Teams and receipt of bonuses under this Plan are all contingent on the Company's achieving a satisfactory level of financial performance in the Plan Period. If the Company determines that it can fund and allocate a pool for bonuses under this Plan, the Company determines in its sole discretion the size of the pool. Any level of full or partial bonus pool funding will be determined by the Company in its sole discretion. If the Company exceeds its annual operating margin target, then the Company will determine in its sole discretion whether or not it will increase bonus pool funding. In any event, *% of pre-bonus operating margin is the maximum amount available for a bonus pool under this Plan.

      a. ALLOCATION TO EM, NAC, GOVERNMENT SERVICES, INDIA, EUROPE AND GSS TEAMS. Whether or not the EM, NAC, Government Services, India, Europe or GSS Teams receive funding and allocation of a bonus pool under this Plan, if any, is contingent on the Company's 2006 achievement of operating margin, measured in dollars, against its 2006 operating margin target (the "Company Margin Component").

            Note that if total allocations and payouts would take Sapient into a loss position or to a level of profitability determined unacceptable by the Company in its sole discretion, then the Company will reduce funding and allocation and prorate such reduction across the BUs accordingly. Also, BUs may not pay bonuses under this Plan in excess of their funding and allocations.

      b. EXAMPLES AND SCENARIOS IN APPENDIX 1. For illustration purposes, only, the examples contained in Appendix 1 show various scenarios for allocations under this Plan.

      c. ADDITIONAL FUNDING AND ALLOCATION INFORMATION. The determinations of Company operating margin profitability or loss (if any) shall be made by the Company in its sole discretion. The Company, acting in its sole discretion, will set Company operating margin dollar targets and contribution margin percent targets for the Plan Period.

            The CEO, COO and CFO have the discretion to approve different revenue growth goals, a different operating margin target for the Company and different contribution margin percent. In such event, the applicable formulas in this Plan will be revised for and this Plan amended accordingly.

            After allocations, if any, have been made to BUs, India and GSS Teams, the amount of any allocation remaining, if any, after calculation of individual distributions will then be returned to the Company and may be used for discretionary bonuses to individuals in the Company (in India or any one or more BUs, or on any one or more GSS Teams, as determined by the Company in its sole discretion); provided that such individual discretionary bonus payouts are approved by the Compensation Committee of the Board of Directors.

2. INTERIM PAYOUT. In the event that the Company makes an interim payout as determined at the Company's discretion, the funding and allocation to BUs, India and US GSS Teams and payouts to Participants will be based on the Company's progress toward 2006 financial goals and be made generally in accordance with the terms of this Plan, except that Plan terms and conditions will relate to the time period through the payout period's effective date and provisions relating to eligibility and employment termination will apply with respect to the date any payout is made, rather than the date of payout for the Plan Period. Also, to be eligible for an interim payout, a Participant must have started employment with the Company prior to January 1, 2006. In the event that the Company does an interim payout, any amount paid to any Participant in connection with an interim payout will be deducted from any bonus payout made under this Plan after the close of the Plan Period.

3. POTENTIAL SCENARIO OF NO FUNDING OR ALLOCATION. Although the Company is optimistic that it will continue to operate profitably in 2006, the Company will not fund or allocate any bonus pool or pay any bonuses under this Plan if the Company has an annual loss for 2006 (after accounting for bonuses and including 2006 restructuring costs, if any), notwithstanding anything to the contrary and regardless of the performance of any person, team, BU, India or US GSS Team. The Company will consider whether its financial performance justifies the funding of a pool available for payment of any bonuses under this Plan. The determination of Company profitability or loss (if any) shall be made by the Company in its sole discretion.

B. DISTRIBUTION TO INDIVIDUALS

1. TARGET BONUS OPPORTUNITY TRACKS. This Plan features three "tracks" at the level of individual distributions based on Plan metrics. Participants in this Plan who are not Directors, VPs or higher may be on Track A or Track B. Participants in this Plan who are Directors, VPs and higher are on the Director/VP Track. Subject to funding and allocation to the applicable BU or to India or GSS Team, the range of individual bonus payouts is based on Track assignment and dependent on each individual's "Individual Payout Percentage" (as that term is defined below). Subject to funding and allocation, target bonus opportunities for each of the tracks are as follows:

            - Track A Participants have a target bonus opportunity of *% of base salary

            - Track B Participants have a target bonus opportunity of *% of base salary

            - Director/VP Track Participants have individual set amounts for their target bonus opportunity (expressed in their local currency)

When a Participant's entry into this Plan becomes effective, he or she will be informed of his or her applicable Track, or for Directors and VPs, his or her set amount for target bonus opportunity. The base salary used in the calculation of bonus payout is a Participant's base salary in his or her home office country, unless the applicable BU Lead, GSS Lead or VP in charge of India ("India Lead") determines otherwise. Changes between tracks are not permitted during the Plan Period except in the event of a promotion or title change, in which event the Participant's BU Lead, India Lead or GSS Team Lead will determine which track is appropriate for the Participant.

2. ASSESSMENT AND DETERMINATION OF INDIVIDUAL PERFORMANCE PERCENTAGE ACHIEVED. Subject to funding and allocation to BUs, India and GSS Teams, distributions to Participants within those groups that receive funding and allocation will be made based on a Participant's Track assignment and his or her respective BU Lead's, India Lead's or GSS Team Lead's assessment of the Participant's performance in certain categories, which vary by title, and in some cases by individual.

      a. CLIENT EXECUTIVES. For each CE within the BU that is participating under this Plan, BU Leads will establish performance targets and/or goals. Specific metric targets are not required, and the criteria and/or goals may be set by title groups or at the individual level. Performance will be determined by the BU Lead and may be based on the following criteria:

            -     Client Recognized Revenue

            -     Client Contribution Margin

            -     Client Satisfaction

            -     Fostering Strategic Context connection

            -     Leadership

            -     People Satisfaction and Turnover

            -     Winning Performance Score

      The CE performance targets and/or goals may also include other performance goals as established by BU Leads. Additional information on the above-listed criteria is provided below.

            After the close of the Plan Period, each BU Lead will assess the performance of the CEs in his or her BU. The BU Lead may select objective and/or subjective goals for each CE Participant within the BU and set the relative weights for each goal. After the close of the Plan Period, BU Leads will assess the performance of each CE in their BU against the established targets and/or goals and assign that Participant a preliminary percentage representing his or her level of achievement as follows:

            - All CEs may receive a bonus funding percentage which ranges plus or minus * basis points with the Company funding percentage as a starting point. Any deviation from the Company funding percentage will be a result of the individual's achievement against his or her CE metrics and or the BU Lead's discretion. If the Company achieves *% funding, the range will be *% to *% funding based on the individual's performance assessment by the BU Lead. Directors and VPs whose individual performance falls significantly outside this range may be assessed above or below the range.

            - The average Individual Performance Percentage for a BUs CEs will correlate to overall performance of the individual's BU.

            The BU Leads will report the preliminary percentages for each CE to the Marketing Lead, COO and CEO, who will review and modify the percentages, exercising sole discretion. The percentage level of achievement approved by the Marketing Lead, COO and CEO will be the "Individual Payout Percentage" for that CE.

      b. OTHER TITLES. BU Leads, the India Lead and GSS Team Leads will establish performance criteria and/or goals for each non-CE Participant in their respective groups. Specific metric targets are not required, and the criteria and/or goals may be set by title groups or at the individual level. The performance criteria and/or goals for all Participants in non-CE titles may include the following:

            -     Client Satisfaction

            -     Client and/or Engagement Recognized Revenue

            -     Client Contribution Margin and/or Engagement Margin

            -     People Satisfaction and Turnover

            -     Fostering Strategic Context connection

            -     Leadership

            -     Winning Performance Score

            BU Leads, the India Lead and GSS Team Leads may also establish other performance criteria and/or goals for Participants in their BUs, India or on their teams, respectively. Individual assessment is holistic (e.g., includes metrics as well as team building, leadership, fostering our Strategic Context, building a great business, etc.) and discretionary, NOT formulaic or based solely on targets or metrics. Additional information on the above-listed criteria is provided below.

            Individual performance criteria and/or goals are subject to change in the BU Lead's, India Lead's or GSS Team Lead's sole discretion. Subject to the terms and conditions of this Plan, a BU Lead, India Lead or GSS Team Lead may assign various levels of priority to the performance criteria and/or goals in the list above (and other criteria and/or goals as determined by the BU Lead, India Lead or GSS Team Lead).

            After the close of the Plan Period, BU Leads, the India Lead and GSS Team Leads will assess each person's performance against the criteria and/or goals set by the BU Lead, India Lead or GSS Team Lead and assign that Participant a percentage representing his or her level of achievement (the "Individual Performance Percentage"). The Individual Performance Percentages may range between *% and *% of Company Funding at *% funding level of the bonus, depending on a participant's individual performance.

            The average Individual Performance percentages will closely, if not exactly, correlate to the overall performance of that BU or GSS team, most significantly at senior career stages.

            - Junior career stages across the company will average the company average

            -     Individual assessment is holistic

3. SPECIFIC INFORMATION ON PERFORMANCE CRITERIA/GOALS.

      a. CLIENT SATISFACTION. Client satisfaction will be the primary consideration in assessing the performance of Participants with Associate and Senior Associate titles, and will be important in assessing the performance of all Participants. For project delivery Participants within the BUs and India, the Client Satisfaction assessment is based on the time-weighted average of all approved and unadjusted client satisfaction scores (in Pyramid) pertaining to completed client projects and internal delivery projects for the Company to which a Participant was assigned during the Plan Period, as determined by the Company. The performance target for Client Satisfaction is *. Listed below is some guidance on using Client Satisfaction scores under this Plan:

                  - Project leadership in the BUs is required to enter Client Satisfaction scores into the Company's Pyramid system within 60 days after the completion of the project (90 days for Implementation projects). If the unadjusted Client Satisfaction score for a project is not entered into Pyramid within the applicable time limit set forth above, the project will be recognized with a score of * (*) in this Plan Period.

                  - If a Participant spent time in between client project assignments "on the beach" and worked on an internal project for the Company during his or her beach time, then a Client Satisfaction score needs to be obtained from the executive owner of the internal project. If no internal project was available for a Participant's beach time, then the BU Lead or India Lead may, in his or her discretion, elect to use the applicable BUs average score for a Participant's beach time.

                  - No estimated scores will be included in the time-weighted average of Client Satisfaction scores, unless approved by the CEO or COO. If interim Client Satisfaction scores are obtained from a client prior to the completion of a project and the project is not completed within 60 days before the end of the Plan Period, the interim scores may be used.

      b. RECOGNIZED REVENUE. To determine performance by CEs on Client Recognized Revenue, BU Leads will use the definition of Recognized Revenue in the 2006 Global Business Development Plan. For other, non-CE titles, BU Leads and the India Lead may use that definition of Recognized Revenue or may assess a Participant's impact on revenue generation.

      c. CLIENT CONTRIBUTION MARGIN OR ENGAGEMENT MARGIN. CEs are evaluated on the basis of Client Contribution Margin for the clients assigned to them, based on the costs of selling and delivering projects and services to those clients. Other non-CE VPs, Directors, Senior Managers and Managers may be evaluated on Client Contribution Margin for clients assigned to them or the profit margins of the projects assigned to them. Participants in other titles may also be evaluated on their contributions to improved client and/or engagement margins. The determination of costs associated with clients and specific projects and/or services and sales, and the determination of margin in each case, shall be made by the Company acting in its sole discretion.

      d. PEOPLE SATISFACTION AND TURNOVER. CEs, VPs, Directors, Senior Managers and Managers may be evaluated on the morale of their teams (which can be determined using morale surveys or other means) and on rates of employment turnover for people in their BUs, India or on the teams on projects assigned to them, as applicable. Participants in other titles may be evaluated on their contributions to BU, India and/or team morale.

      e. OTHER PERFORMANCE GOALS. All Participants will be evaluated on their Winning Performance Score (WPS). In addition to the WPS, BU Leads, the India Lead and GSS Team Leads may set other performance criteria and/or goals for one or more Participants, as the BU Leads, India Lead and GSS Team Leads determine is appropriate for their units, the business of the Company and the applicable Participants. For example, GSS Team members may be evaluated on their team's performance to budget. Executive leadership may also set performance targets and/or goals for Executive VPs and Sr. VPs that include the criteria listed in this section as well as other performance targets and/or goals.

4. INDIVIDUAL DISTRIBUTIONS. Provided that a BU, India or GSS Team receives bonus funding and an allocation, and subject to pool and allocation size, a Participant's bonus will be calculated based on his or Individual

Payout Percentage (calculated as described below) and his or her Track Assignment. The Individual Payout Percentage is calculated as follows:

      Individual Payout    =    Company Allocation    +/-   up to * basis points
      Percentage                Percentage

      A Participant's bonus is then calculated based on a Participant's Individual Payout Percentage and Track Assignment. If the bonus pool is not fully funded, or if a Participant's BU, India or GSS Team receives less than full allocation, then payouts will be proportionately lower, even if individual performance is at or above *%.

5. EXAMPLES AND SCENARIOS IN APPENDIX 1. For illustration purposes only, the examples contained in Appendix 1 show various scenarios for calculating Individual Payout Percentages.

VI. TIMING OF PAYOUTS; PRORATIONS; CURRENCY

A. TIMING

      Following the closing of the Plan Period, a number of calculations need to be made by the Company to determine individuals' bonus or incentive results. Accordingly, any annual payouts will be made in the Sapient pay period following completion of the calculations.

B. PRORATIONS

      If a prorated bonus or incentive is payable, the following rule applies:
Proration will be calculated on the basis of 0.083 for each full calendar month of eligibility, as outlined in the following table:

# OF MONTHS                                                    PRORATION
------------                                                   ---------
 1                                                               0.083

 2                                                               0.167

 3                                                               0.250

 4                                                               0.333

 5                                                               0.417

 6                                                               0.500

 7                                                               0.583

 8                                                               0.667

 9                                                               0.750

 10                                                              0.833

 11                                                              0.917

 12                                                              1.000

      To the extent any bonuses or incentives are paid under this Plan, if a date is not otherwise specified in this Plan for a proration, then for a month to be included in a proration calculation, the event giving rise to the proration must occur on or before the 15th of a month. If such event occurs after the 15th of a month, the next calendar month will be considered the first month of the occurrence for purposes of proration. In the event of any proration of year-to-date amounts, any previous payouts will be deducted.

      The circumstances that may warrant pro rata payment include but are not limited to:

      -     Base compensation changes;

      -     Target bonus opportunity changes;

      -     Bonus Track changes;

      -     Commencement of employment and new entrance into this Plan;

      -     Certain title changes (as described below);

      -     Certain re-assignment among BUs (as described below); and

      - Qualified leave of absence, disability or death of Participant (as discussed below).

C. CURRENCY

      All currency figures in this Plan are expressed in U.S. dollars, unless stated otherwise in this Plan, but payout calculations and payments are done in local currency. In performing currency conversions, if any, Sapient will apply commercial exchange rates determined by Sapient in its sole discretion.

VII. TITLE CHANGES

      A person ceases to participate in this Plan if he or she changes to a Sapient title or job that is not eligible under this Plan. If a person remains employed by the Company but moves to a title or job that is not eligible under this Plan, then the time the person is considered eligible under this Plan will be pro-rated subject to the proration rules of this Plan. If a Participant remains on this Plan for the entire Plan Period but during that time switches to a different title also covered by this Plan, then the time spent in each title will be prorated, as applicable, subject to the proration rules of this Plan.

      If a Participant's regular BU assignment changes within the Plan Period (as approved by appropriate BU management and recorded in the Company's HRIS system), at the end of the Plan Period, then the time spent in each BU will be prorated subject to the proration rules of this Plan.

IX. TERMINATION OF EMPLOYMENT

A. EFFECT OF TERMINATION

      Participants must be employed by the Company in an eligible title through the entire Plan Period and through the day payouts are made for the Plan Period to receive a payout under this Plan. Therefore, employees whose employment terminates for any reason, whether voluntarily or involuntarily, before the end of the Plan Period or the day payouts are made for the Plan Period are not eligible for any payout under this Plan.

B. NO EXTENSION

      A Participant's right to receive payment or participate in this Plan shall not be extended beyond his or her last day of active employment because he or she receives pay in lieu of notice in accordance with his or her Employment Agreement.

X. LEAVES OF ABSENCE AND SHORT TERM DISABILITY

      If a Participant takes an approved leave of absence (including a medical leave under the Company's Short-Term Disability Program) during the Plan Period for fewer than 30 days, no adjustment will be made in the payout calculation or in the Participant's metrics.

      If such leave of absence extends for more than 30 days during the Plan Period, the Participant may be eligible for a pro rated payout calculated in accordance with the above table and the other terms of this Plan. All payments (if any) will be paid on the same date that active Participants receive payment.

      For purposes of determining whether the payment may be pro rated, a leave of absence begins on the date that the leave of absence begins as noted in the Company's records (or in the case of short term disability, on the same date that short term disability benefits begin).

XI. DEATH AND LONG TERM DISABILITY

      In the event of long-term disability or death, a pro rated payment based on the length of service during the Plan Period will be paid in accordance with the above table and other terms of this Plan. All such payments (if any) will be paid on the same date that active Participants receive payment or, at the Company's discretion, at an earlier date. "Long-term disability" is defined as eligibility to receive long-term disability benefits under the Company's LTD Policy. For proration purposes, active service ends when the employee is no longer paid regular wages through payroll for work performed.

XII. LOANS, ADVANCES OR DRAWS

      Loans or advances against potential payments will not be made under this Plan. If a Participant has an outstanding advance or loan from the Company or has an outstanding obligation to repay to the Company money related to an expatriate assignment or tax equalization, all or a portion of any bonus or incentive payout under this Plan may be first applied to the outstanding balance of such advance, loan or obligation related to an expatriate assignment or tax equalization, as permitted by law. Upon request by the Company, any Participant with such an outstanding loan, advance or other obligation will sign and deliver a written instrument authorizing such application of any payout.

XIII. FORMS OF PAYMENT

      As permitted by law, Sapient may, with the agreement of a Participant, pay a bonus or incentive in whole or in part, in cash, stock options, stock, warrants or other equity instruments (or any combination thereof), in such amounts and under such terms and conditions to which Sapient and a Participant may agree.

XIV. PLAN ADMINISTRATION AND MANAGEMENT

      A Plan Committee will administer this Plan. The Plan Committee will be composed of the CEO, CFO, COO, General Counsel and selected executive leaders of BUs, India and/or GSS Teams. The Plan Committee will have full and absolute discretion with respect to administration of all aspects of this Plan, including, without limitation, determining Plan payouts, interpreting this Plan and ruling on special situations. Further, the Plan Committee, in its sole discretion and with or without notice or cause, may, to the extent authorized by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), modify, amend or terminate this Plan or take other actions affecting Plan Participants without advance notice to Participants of such actions. While this Plan will be administered in accordance with applicable law, nothing in this Plan is a guarantee of current or future compensation or income.

      The Company's books and records are the exclusive source of data for administration of this Plan. The Plan Committee's interpretation of the books and records is final.

      If a Participant wants to dispute a bonus or incentive payout or calculation decision affecting the Participant or any other decision affecting the Participant, that Participant must request reconsideration in writing. The request must be given to the People Success Lead within 60 days after the date of the disputed decision.

      By participating in this Plan, each Participant agrees that a failure to properly request reconsideration of any payout or calculation decision or other decision within this 60-day period constitutes agreement with such decision made by the Company. If the reconsideration request is properly submitted, the People Success Lead will resolve the disputed decision upon review of the circumstances and of the available documentation and submit his or her initial determination to the Plan Committee for review. The decision of the People Success Lead as to such dispute will be final.

XV. MISCELLANEOUS

      Unless required by law or court order, a Participant may not assign this Plan or any bonus or incentive payment or right to payment.

      If a provision of this Plan is found invalid, illegal or unenforceable, the other provisions of this Plan shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed as necessary to make it valid, legal and enforceable to the maximum extent possible under law (or, if such reformation is impossible, such provision shall be severed from this Plan).

      All payouts under this Plan are subject to applicable withholdings and deductions as required by law.

      If employed by Sapient Corporation, Sapient Government Services, Inc., or Sapient Private Limited, the Participant continues to be an "at will" employee, and Sapient has the right to terminate a Participant's employment and/or participation in the Plan at any time, with or without cause or prior notice.

      If employed by Sapient Canada Inc., Sapient GmbH, Sapient Limited or Sapient Netherlands B.V., the Participant continues to be employed in accordance with the terms of his/her employment agreement (the "Employment Agreement"). Sapient has the right to terminate a Participant's employment and/or participation in this Plan at any time, with or without cause or prior notice, subject to the terms of the Participant's Employment Agreement and as permitted by local applicable law.

      This Plan supersedes all prior understandings, negotiations and agreements, whether written or oral, between each individual Participant and the Company as to the subject matter covered by this Plan. In the event of any conflict between this Plan and any presentations, documents, statements or other communications concerning the subject matter of this Plan, this Plan shall control. This Plan describes the sole and exclusive bonuses or incentives the Company is offering to Participants during the Plan Period; provided, however, that nothing in this Plan will prevent the Company from paying any individual a discretionary bonus or incentive payment at any time or from time to time if authorized in advance by the Compensation Committee. The Company has no obligation to pay anyone a discretionary bonus or incentive at any time.

      No person who is not a Participant in this Plan shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or provision of this Plan.

                                   APPENDIX 1

                   EXAMPLES OF ALLOCATION AND PAYOUT SCENARIOS

SCHEDULE OF EXAMPLES OF COMPANY FUNDING (STANDARD TARGET IS HIGHLIGHTED IN THE FIRST ROW)

                  *

SCENARIO:

            COMPANY DELIVERS *% ACHIEVEMENT of target operating profit
                  Individual performance percentage range is *%-*% (* points on either side of the company performance percentage; *% is generally indicative of expected performance)

      >> EXAMPLE 1: Higher performing Sr. Associate A receives *% individual payout based on performance
                  *% is then applied to the bonus track target amount (i.e., *% of base salary in this example), to arrive at the bonus payout amount

      >> EXAMPLE 2: Lower performing Manager B receives *% individual payout based on performance
                  *% is then applied to the bonus track target amount (i.e., *% of eligible base salary in this example), to arrive at the bonus payout amount

      >> EXAMPLE 3: Sr. Associate B delivering at good/expected levels receives *% individual payout based on performance
                  *% is then applied to the bonus track target amount (i.e., *% of base salary in this example), to arrive at the bonus payout amount

      >> There is also a close correlation between BU/GSS team performance against targets and the individual performance payouts in that BU/GSS team, particularly at the more senior career stages

NOTE: The examples and performance scenarios in this Appendix 1 are for illustrative purposes only. Actual performance and results may differ. Neither the Plan nor this Appendix 1 contain any obligation or promise on the part of Sapient for compensation of any kind or continued employment to anyone.